UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2017

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On December 7, 2017, the Board of Directors of Xcel Brands, Inc. (the “Company”) approved the further amendment and restatement of the Second Amended and Restated By-laws of the Company (the “Amended By-laws”).

The Amended By-laws further amend and restate the Company’s Second Amended and Restated By-laws in order to (i) provide that directors may be removed by stockholders only for “cause”, (ii) define “cause and (iii) clarify that the chairman of any meeting of stockholders may adjourn such meeting whether or not a quorum is present.

The foregoing summary of the Amended By-laws is qualified in their entirety by reference to the text of the Amended By-laws, a copy of which are filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Financial Statements and Exhibits.

Exhibit	Description
No. 3.2	Third Amended and Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: December 8, 2017